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                                                                   Exhibit 10.23


                                December 20, 1990




Joseph E. Cresci
President
Environmental Power Corporation
30th Floor, Exchange Place
Boston, Massachusetts   02109

         Re: Scrubgrass Power Purchase Agreement Dear Mr. Cresci:

         Based upon information provided by Scrubgrass Power Corporation ("SPC") to Pennsylvania Electric Company ("Penelec"), Penelec agrees, with respect to the Agreement of Sale of Electric Energy from the Scrubgrass Generating Plant dated August 7, 1987 between SPC and Penelec, as amended and supplemented by the Supplemental Agreement dated February 22, 1989 between Penelec and SPC, as further amended by the letter agreement between Penelec and SPC dated March 28, 1989, as further amended and supplemented by the Second Supplemental Agreement dated September 27, 1989 between Penelec and SPC, as further amended and supplemented by the Third Supplemental Agreement dated August 13, 1990 between Penelec and SPC, and as further amended by an Amendment to the Third Supplemental Agreement dated November 27, 1990 between Penelec and SPC (collectively the "Agreement"), as follows:

      1. Section G, paragraph 1 is hereby modified to provide that SPC shall procure Business Interruption Insurance and Property Hazard Insurance no later than the close of construction financing and release of funds.

      2. Section G, paragraph 1(f) is hereby modified to provide that SPC shall provide Penelec with a properly executed certificate of Property Hazard Insurance within thirty (30) days following close of construction financing and release of funds.

      3. Section H, paragraph 5 is hereby modified to provide that within thirty
         (30) days after the Effective Date, SPC shall submit interconnection plans and specifications (including single line diagrams and control and protective relay schemes as well as plans
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         and specifications for the Transmission Line) to Penelec for inspection and acceptance.

      4. Section Q, paragraph 3 is hereby modified to provide that SPC and all general contractors performing any services in connection with the construction and/or operation of the Facility or any appurtenant equipment (including the Transmission Line) shall procure worker's compensation, employer's liability, comprehensive general liability, including bodily injury liability, property damage liability and the other coverages (as specified), and automobile liability, including bodily injury liability and property damage liability coverage (as specified), at close of construction financing and release of funds.

      5. All defined terms in the Agreement shall be equally applicable to this letter agreement unless otherwise stated herein.

      6. Unless specifically stated otherwise in this letter agreement, the Agreement shall remain in full force and effect and binding in accordance with its terms.

                                                       Sincerely,

                                                       /s/John F. Furst

                                                       John F. Furst




Agreed To and Accepted:

/s/ Joseph E. Cresci
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Scrubgrass Power Corporation